THIS ASSET PURCHASE AGREEMENT made on the 20th day of October, 2006,

B E T W E E N:

TORA TECHNOLOGIES INC., a company incorporated under the laws of Nevada and with an executive office at 205 - 1990 East Kent Avenue, Vancouver, British Columbia, V5P 4X5

(the “Company”)

A N D:

MANHATTAN ASSETS CORP., a company incorporated under the laws of Nevada with an executive office at 132 Via Havre, Newport Beach, California, 92663

(the “Vendor”)

WHEREAS:

A. The Vendor is the beneficial owner of certain assets as listed in Schedule “A” attached to and forming part of the agreement (the “Assets”).

B. The Vendor wishes to sell, and the Company wishes to purchase, the Assets from the Vendor.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, $10.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties hereto agree with each other as follows:

Interpretation

1.  The definitions in the recitals are part of this agreement.

2.  In this agreement:

a.
“Assets” mean all the assets pertaining to the Vendor’s online makeup business, including, among others, the assets listed in Schedule “A” attached to this agreement, and all other documents and information related to these assets.

b.	“Debt” means the US$216,107 that the Vendor owes Makeup Incorporated for the Software.

c.	“Effective Date” means October 20, 2006.

d.	“Software” means the Navision accounting software that is owned by the Vendor.

Terms and Conditions of the Asset Purchase

Acquisition of Assets

3.  The Vendor will transfer all of its right, title and interest in the Assets to the Company at closing so that the Company becomes the sole beneficial and legal owner of the Assets as of the Effective Date.

Purchase Price

4.  The Purchase Price for the Assets is as follows:

a.	US$1.00 in the lawful currency of the United States; and

b.	the assignment of the Debt to the Company from the Vendor.

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Payment of Purchase Price

5.  As consideration for the purchase and sale of the Assets and as payment of the Purchase Price, the Company will deliver the following to the Vendor:

a.	US$1.00 in the lawful currency of the United States; and

b.	a signed assignment of debt agreement for the assignment of the Debt to the Company from the Vendor.

Assignment in Trust

6.  It is acknowledged that as of the Effective Date the Vendor will have transferred, assigned and set over to the Company all of the right, title, benefit and interest of the Vendor in the Assets, and that, with respect to those Assets of which the transfer of legal ownership has not yet been affected, the Vendor will hold such Asset or Assets in trust for the Company and the benefits derived thereunder will be for the account of the Company.

Closing

7.  At closing, the Vendor will deliver all the documents and information relating to the Assets, including any documents required for the transfer of any Assets.

8.  At closing, the Company will deliver the following:

a.	a copy of all corporate documents required for the acquisition of the Assets, including the director’s resolutions approving the payment of the Purchase Price for the Assets; and

b.	an assignment of debt agreement for the Debt.

Representations and Warranties

The Company

9.   The Company represents and warrants as follows to the Vendor, and the Company acknowledges and confirms that the Vendor is relying upon such representations and warranties in connection with the purchase by the Company of the Shares:

a.	It is a company formed and in good standing under the laws of Nevada.

b.	It has the legal capacity and authority to make and perform this agreement.

c.	The signing of this agreement and the performance of its terms have been duly authorized by all necessary corporate actions including the resolution of the board of directors of the Company.

10.  The representations and warranties contained in Section 9 are provided for the exclusive benefit of the Vendor, and a breach of any one or more thereof may be waived by the Vendor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 9 will survive the signing of this agreement.

The Vendor

11.  The Vendor represents and warrants as follows to the Company and acknowledges and confirms that the Company is relying on such representations and warranties in connection with its purchase of the Assets:

a.	The Vendor is a company formed and in good standing under the laws of Nevada.

b.	The Vendor has the legal capacity and authority to make and perform this agreement.

c.	The Vendor has the authority to transfer the Assets as described in this agreement.

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d.	The Vendor is and will be, at the time of transfer of the Assets to the Company, the recorded holder and beneficial owner of the Assets.

e.
No person other than the Company has any proprietary right, present or future, contingent or absolute, to purchase any or all of the Assets and there are no outstanding agreements or options to acquire or purchase the Assets or any portion thereof, and no person has any royalty or other interest whatsoever in the development and use of the Assets.

f.	There is no adverse claim or challenge against or to the ownership of or title to the Assets, nor, to the knowledge of the Vendor, is there any basis therefor.

g.	The Vendor is not in default with respect to any judgement, order, notice, writ, injunction, decision, ruling, decree or award of any government body, and there are no:

i.
actions, suits, claims, trials, demands, investigations, arbitrations, enquiries or other proceedings commenced or pending, or to the knowledge of the Vendor, threatened against, with respect to, or affecting in any manner, the Vendor or its Assets, and the Vendor has no reasonable grounds to believe that there is any basis for such action, proceeding, or enquiry, which might now or hereafter constitute an encumbrance upon any of the Assets; and

ii.	outstanding judgements, orders, decrees, writs, injunctions, decisions, rulings, or awards against, with respect to, or in any manner affecting the Vendor or the Assets.

h.	Neither the execution nor the delivery of this agreement nor the completion of the transactions contemplated by this agreement will result in the creation of an encumbrance on the Assets.

i.	Neither the Vendor nor the Assets are a party to or bound by any material contract.

j.
The Vendor has made or caused to be made due inquiry with respect to each covenant, agreement, obligation, representation and warranty contained in this agreement, the Schedule and any certificates or other documents referred to in this agreement or furnished to the Company pursuant to this agreement, and none of the aforesaid covenants, agreements, obligations, representations, warranties, Schedule, certificates or documents contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

12.  The representations and warranties contained in Section 11 are provided for the exclusive benefit of the Company, and a breach of any one or more thereof may be waived by the Company in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in Section 11 will survive the signing of this agreement.

Covenants and Acknowledgements

13.  The Vendor covenants with the Company that:

a.
The Vendor will take or cause to be taken all proper steps, actions, and corporate proceedings by the Vendor to enable the Vendor to transfer to the Company good and marketable title in the Assets, free and clear of all encumbrances.

b.	The Vendor will relinquish possession of the Assets to the Company on Closing.

c.	The Vendor will sign and deliver all such documents and other instruments as are required to be signed and delivered by the Vendor pursuant to this agreement.

14.  The Company covenants with the Vendor that:

a.	The Company will take or cause to be taken all proper steps, actions, and corporate proceedings to enable it to fulfill its obligations under this agreement.

b.	The Company will sign and deliver all such documents and other instruments as are required to be signed and delivered by the Company pursuant to this agreement.

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15.  The parties acknowledge that they have each entered into this agreement relying on the representations, warranties, covenants and agreements of the other party and other terms and conditions of this agreement and that no information which is now known, which may become known, or which could upon investigation have become known to the other parties or any of their present or future officers, directors or professional advisors will in any way limit or extinguish any rights any of them may have against the other.

Indemnification

Indemnification by the Vendor

16.  The Vendor will indemnify the Company from any and all debts or liabilities arising out of or from the Assets prior to the Effective Date.

17.  The Vendor covenants and agrees to indemnify and save harmless the Company of and from any loss whatsoever arising out of, under or pursuant to:

a.	any loss suffered by the Company as a result of any breach of any representation, warranty or covenant of the Vendor contained in this Agreement;

b.	all claims, demands, costs and expenses (including legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

Indemnification by the Company

18.  The Company covenants and agrees to indemnify and save harmless the Vendor of and from any loss whatsoever arising out of, under or pursuant to:

a.	any loss suffered by the Vendor as a result of any breach of any representation, warranty or covenant of the Company contained in this agreement; and

b.	all claims, demands, costs and expenses (including legal fees, disbursements and charges on a solicitor and his own client basis) in respect of the foregoing.

General

19.  Time is of the essence of this agreement.

20.  This agreement is governed by the laws of Nevada and must be litigated in the courts of Nevada.

21.  Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number provided by the party and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party’s address.

22.  This agreement constitutes the entire agreement between the parties and supersedes all previous communications, representations and agreements, whether oral or written, between the parties with respect to the subject matter of this agreement.

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23.  The Vendor may not assign this agreement or any part of it to another party.

24.  Any amendment of this agreement must be in writing and signed by the parties.

25.  This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

26.  No failure or delay of any party in exercising any right under this agreement operates as a waiver of the right. That party’s rights under this agreement are cumulative and do not preclude that party from relying on or enforcing any legal or equitable right or remedy.

27.  If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction then such provision will be severed in that jurisdiction. The remaining provisions of this agreement will continue to be valid, legal and enforceable. The severed provision will also continue to be valid, legal and enforceable in all other jurisdictions where the validity, legality and enforceability of such severed provisions is not affected or impaired.

28.  The representations, warranties, indemnities, covenants and agreements made by the parties each to the other in or pursuant to this agreement will survive the Closing of the transaction and will accrue for the benefit of the respective parties notwithstanding such Closing, and regardless of any investigation by or on behalf of the respective parties with respect thereto, will continue in full force and effect for the benefit of the respective parties.

29.  This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

The parties’ signatures below are evidence of their agreement as of the Effective Date.

Tora Technologies Inc. Per: /s/ Authorized Signatory Authorized Signatory	Manhattan Assets Corp. Per: /s/ Authorized Signatory Authorized Signatory

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Schedule “A”

Schedule “A” to the asset purchase agreement dated October 20, 2006 between Tora Technologies Inc. and Manhattan Assets Corp.

(Number of pages: 2)

List of Assets

▪	100% interest in Makeup Incorporated, a corporation registered under the laws of the State of Nevada.

▪	100% interest in the domain name , and held indirectly through Makeup Incorporated.

▪	100% interest in the domain name , and held indirectly through Makeup Incorporated.

▪	100% interest in the domain name , and held indirectly through Makeup Incorporated.

▪	100% interest in the domain name , and held indirectly through Makeup Incorporated.

▪	100% interest in the domain name , and held indirectly through Makeup Incorporated.

▪	100% interest in Online Makeup Inc., a corporation registered under the laws of the Province of British Columbia, and held indirectly through Makeup Incorporated.

▪	Navision software.

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